As filed with the Securities and Exchange Commission on February 7, 2022
Registration No. 333-262124

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
THE RMR GROUP INC.
(Exact name of registrant as specified in its charter)
Maryland	47-4122583
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Two Newton Place, 255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634
(617) 796-8230
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Matthew P. Jordan
The RMR Group Inc.
Two Newton Place, 255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634
(617) 928-1300
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Faiz Ahmad Skadden, Arps, Slate, Meagher & Flom LLP One Rodney Square 920 N. King Street Wilmington, DE 19801 (302) 651-3250	P. Michelle Gasaway Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue Los Angeles, CA 90071 (213) 687-5000
From time to time after the effective date of this Registration Statement.
(Approximate date of commencement of proposed sale to the public)
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED FEBRUARY 7, 2022
PRELIMINARY PROSPECTUS
THE RMR GROUP INC.
$500,000,000
CLASS A COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
DEBT SECURITIES
WARRANTS
This prospectus relates to Class A common stock, preferred stock (including convertible preferred stock), depositary shares (including convertible depositary shares), debt securities (including convertible debt securities) and warrants for Class A common stock, preferred stock or debt securities which we may offer and sell from time to time in one or more offerings up to an aggregate public offering price of $500,000,000. We may sell these securities to or through underwriters or dealers, directly to investors or through agents. We will specify the prices, amounts and terms of the securities and the names of any underwriters, dealers or agents in supplements to this prospectus. You should read this prospectus and each supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.
Our Class A common stock is listed on The Nasdaq Stock Market LLC, or the Nasdaq, under the symbol “RMR.” If any other securities offered by this prospectus will be listed on a securities exchange, such listing will be described in the applicable prospectus supplement.
Investment in our securities involves risks, including those described under “Risk Factors” beginning on page 8 of this prospectus. You should carefully read and consider these risk factors and the risk factors included in the reports that we file under the Securities Exchange Act of 1934, as amended, in any prospectus supplement relating to specific offerings of securities and in other documents that we file with the Securities and Exchange Commission.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is                 .

i

ABOUT THIS PROSPECTUS
References in this prospectus to “we,” “us,” “our,” “RMR Inc.,” or the “Company” mean The RMR Group Inc. and its consolidated subsidiaries, unless the context otherwise requires.
This prospectus is part of a Registration Statement on Form S-3, or the Registration Statement, that we filed with the Securities and Exchange Commission, or SEC, using the “shelf” registration process. Under this shelf registration process, we may sell Class A common stock, preferred stock (including convertible preferred stock), depositary shares (including convertible depositary shares), debt securities (including convertible debt securities) and warrants for Class A common stock, preferred stock or debt securities from time to time in one or more offerings up to an aggregate public offering price of $500,000,000.
This prospectus provides you with a general description of the securities we may offer, which is not meant to be a complete description of each security. Each time we offer, issue or sell securities under this prospectus, we will provide a prospectus supplement containing specific information about the prices, amounts and terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, and any related free writing prospectus that we prepare, together with additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Information By Reference.” If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement or any such free writing prospectus, you should rely on the information in the applicable prospectus supplement or such free writing prospectus.
You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer of the securities in any jurisdiction where it is unlawful. You should assume that the information in this prospectus and any applicable prospectus supplement, and any related free writing prospectus that we prepare, as well as the information in any document incorporated or deemed to be incorporated into this prospectus and any applicable prospectus supplement, is accurate only as of the date on the front cover of the documents containing the information.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC, as required by the Exchange Act. You can review our electronically filed reports, proxy and information statements, and other information regarding us on the SEC’s website at http://www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this prospectus.
Our SEC filings are also available on our website, http://www.rmrgroup.com. The information on our website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus.
This prospectus contains summaries of provisions contained in some of the documents discussed in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. If any contract, agreement or other document is filed or incorporated by reference as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus information we file with the SEC in other documents. This means that we can disclose important information to you by referring to another document we filed with the SEC. The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference.

We incorporate by reference the documents listed below that we have previously filed with the SEC (other than any document or portion of any document furnished or deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K and Item 9.01 related thereto):
(a)
our Annual Report on Form 10-K for the fiscal year ended September 30, 2021, filed with the SEC on November 15, 2021;

(b)
the information identified as incorporated by reference under Part III of our Annual Report on Form 10-K for the fiscal year ended September 30, 2021, from our definitive proxy statement for our 2022 annual meeting of stockholders filed with the SEC on January 12, 2022;

(c)
our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2021, filed with the SEC on January 27, 2022; and

(d)
the description of our Class A common stock contained in our Registration Statement on Form 8-A filed with the SEC on November 3, 2015, including any amendments or reports filed for the purpose of updating that description (File No. 001-37616).

We are also incorporating by reference all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering (including those documents filed after the date of the initial registration statement and prior to effectiveness of the registration statement) shall be deemed to be incorporated by reference, other than any document or portion of any document furnished or deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 on Form 8-K and Item 9.01 related thereto.
The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC and incorporate by reference in this prospectus will automatically update and supersede this previously filed information, as applicable, including information in previously filed documents or reports that have been incorporated by reference into this prospectus. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus but not delivered herewith. We will provide such reports or documents upon written or oral request, at no cost to the requestor. Requests for incorporated reports or documents must be made to:
The RMR Group Inc.
Two Newton Place, 255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634
Attention: Secretary
Telephone: (617) 796-8230

WARNING CONCERNING FORWARD LOOKING STATEMENTS
This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Our forward-looking statements reflect our current views, intents and expectations with respect to, among other things, our operations and financial performance. Our forward-looking statements can be identified by the use of words such as “outlook,” “believe,” “expect,” “potential,” “will,” “may,” “estimate,” “anticipate” and derivatives or negatives of such words or similar words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be factors that could cause actual outcomes or results to differ materially from those stated or implied in these statements. We believe these factors include, but are not limited to the following:
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the duration and severity of the negative economic impact of COVID-19 and the resulting disruptions on us and our clients;

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substantially all of our revenues are derived from services to a limited number of clients;

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our revenues may be highly variable;

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changing market conditions, practices and trends may adversely impact our clients and the fees we receive from them;

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potential terminations of our management agreements with our clients;

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our ability to expand our business depends upon the growth and performance of our clients and our ability to obtain or create new clients for our business and is often dependent upon circumstances beyond our control;

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the ability of our clients to operate their businesses profitably and to grow and increase their market capitalizations and total shareholder returns;

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litigation risks;

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risks related to acquisitions, dispositions and other activities by or among our clients, such as Industrial Logistics Properties Trust’s recent agreement to acquire Monmouth Real Estate Investment Corporation including, among other things, whether such transaction will close on the current terms, anticipated timing or at all, or that there will be any incremental increases in our business management and property management fees as a result of this transaction;

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allegations, even if untrue, of any conflicts of interest arising from our management activities;

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our ability to retain the services of our managing directors and other key personnel;

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risks related to supply chain constraints, commodity pricing and other inflation, including inflation impacting wages and employee benefits; and

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risks associated with and costs of compliance with laws and regulations, including securities regulations, exchange listing standards and other laws and regulations affecting public companies.

For example:
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We have a limited number of clients. We have long term contracts with our Managed Equity REITs (collectively, Diversified Healthcare Trust, a Maryland real estate investment trust, including its subsidiaries; Industrial Logistics Properties Trust, a Maryland real estate investment trust, including its subsidiaries; Office Properties Income Trust, a Maryland real estate investment trust, including its subsidiaries; and Service Properties Trust, a Maryland real estate investment trust, including its subsidiaries); however, the other contracts under which we earn our revenues are for shorter terms, and the long term contracts with our Managed Equity REITs and our other contracts with other clients may be terminated in certain circumstances. The termination or loss of any of our management contracts may have a material adverse impact upon our revenues, profits, cash flows and business reputation;

•
Our base business management fees earned from our Managed Equity REITs are calculated monthly based upon the lower of each real estate investment trust’s, or REIT’s, cost of its applicable assets and such REIT’s market capitalization. Our business management fees earned from our Managed Operating Companies (collectively, AlerisLife Inc. (formerly known as Five Star Senior Living Inc.), a Maryland corporation, including its subsidiaries; Sonesta International Hotels Corporation, a Maryland corporation, including its subsidiaries; and TravelCenters of America Inc., a Maryland corporation, including its subsidiaries) are calculated based upon certain revenues from each operator’s business. Accordingly, our future revenues, income and cash flows will decline if the business activities, assets or market capitalizations of our clients decline;
•
The fact that we have earned significant incentive business management fees from certain of our Managed Equity REITs in previous years may imply that we will earn incentive business management fees in future years. The incentive business management fees that we may earn from our Managed Equity REITs are based upon total returns realized by the REITs’ shareholders compared to the total shareholders return of certain identified indices. We have only limited control over the total returns realized by shareholders of the Managed Equity REITs and effectively no control over indexed total returns. There can be no assurance that we will earn any incentive business management fees from our Managed Equity REITs in the future;

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We currently intend to pay a regular quarterly dividend of $0.38 per Class A common share and Class B-1 common share. Our dividends are declared and paid at the discretion of our board of directors. Our board may consider many factors when deciding whether to declare and pay dividends, including our current and projected cash flows and alternative uses for any available cash. Our board may decide to lower or even eliminate our dividends. There can be no assurance that we will continue to pay any regular dividends or with regard to the amount of dividends we may pay;

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We balance our pursuit of growth of our and our clients’ businesses by executing, on behalf of our clients, prudent capital recycling or business arrangement restructurings in an attempt to help our clients prudently manage leverage and to reposition their portfolios and businesses when circumstances warrant such changes or when other more desirable opportunities are identified. However, these efforts may not be successful and, even if they are successful, they may not be sufficient to prevent our clients from experiencing increases in leverage, to adequately reposition our clients’ portfolios and businesses, or to enable our clients to execute successfully on desirable opportunities;

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Our attempts to take into account industry and economic factors as well as specific property and regional geographic considerations when providing services to our clients may not be successful;

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We have undertaken new initiatives and are considering other initiatives to grow our business and any actions we may take to grow our business may not be successful or we may elect to abandon pursuing some or all of those initiatives in order to pursue other initiatives or for other reasons. In addition, any investments or repositioning of the properties we or our clients may make or pursue may not increase the value of the applicable properties, offset the decline in value those properties may otherwise experience, or increase the market capitalization or total shareholder returns of our clients;

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We state that our cash and cash equivalents balance leaves us well positioned to pursue a range of capital allocation strategies, with a focus on the growth of our private capital business, in the next 12 months. This statement may imply that we will successfully identify and execute one or more capital allocation strategies in the next 12 months and that any capital allocation strategy we may pursue will be successful and benefit us and our shareholders. However, identifying and executing on capital allocation strategies are subject to various uncertainties and risks and may take an extended period to realize any resulting benefit to our business. In addition, we may elect to not pursue a capital allocation strategy or abandon any such strategy we may pursue; and

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The COVID-19 pandemic may have lasting affects on our business and the businesses of our clients. Our business is dependent on revenue generated from sectors that have been and may continue to be adversely impacted by COVID-19 to a greater degree than other sectors. Further, our revenues from other sectors may become increasingly adversely impacted by COVID-19. Accordingly, there can be no assurances that we will be able to successfully manage through the COVID-19 pandemic, resulting market disruptions and their aftermath, or that we will be able to take advantage of any resulting opportunities.

There are or will be additional important factors that could cause business outcomes or financial results to differ materially from those stated or implied in our forward-looking statements. For example, the COVID-19 pandemic and its aftermath may reduce or limit any growth in the market value of our Managed Equity REITs or cause their rent receipts or construction activities to decline or cause the revenues of our Managed Operating Companies to significantly decline and, as a result, our revenues and cash flows may be adversely impacted.
We have based our forward-looking statements on our current expectations about future events that we believe may affect our business, financial condition and results of operations. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, our forward-looking statements should not be relied on as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected or implied in our forward-looking statements. The matters discussed in this warning should not be construed as exhaustive and should be read in conjunction with any prospectus supplement and the documents incorporated by reference herein and therein. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

THE COMPANY
The RMR Group Inc., or RMR Inc., is a holding company incorporated as a Maryland corporation and substantially all of its business is conducted by its majority owned subsidiary, The RMR Group LLC, or RMR LLC. RMR LLC is a Maryland limited liability company. RMR Inc. serves as the sole managing member of RMR LLC and, in that capacity, operates and controls the business and affairs of RMR LLC.
As of December 31, 2021, RMR Inc. owned 15,485,011 class A membership units of RMR LLC, or Class A Units, and 1,000,000 class B membership units of RMR LLC, or Class B Units. The aggregate RMR LLC membership units RMR Inc. owns represent approximately 52.4% of the economic interest of RMR LLC. ABP Trust owns 15,000,000 redeemable Class A Units, representing approximately 47.6% of the economic interest of RMR LLC.
Adam D. Portnoy, one of our Managing Directors, is the sole trustee of our controlling shareholder, ABP Trust, and owns all of ABP Trust’s voting securities.
Since its founding in 1986, RMR LLC has substantially grown assets under management and the number of real estate businesses it manages. As of December 31, 2021, we had $33.4 billion of assets under management.
Our business primarily consists of providing management services to four publicly traded equity real estate investment trusts, or REITs, whose securities are listed on The Nasdaq Stock Market LLC, or Nasdaq: Diversified Healthcare Trust, a Maryland REIT, including its subsidiaries, or DHC; Industrial Logistics Properties Trust, a Maryland REIT, including its subsidiaries, or ILPT; Office Properties Income Trust, a Maryland REIT, including its subsidiaries, or OPI; and Service Properties Trust, a Maryland REIT, including its subsidiaries, or SVC. DHC, ILPT, OPI and SVC are collectively referred to as the Managed Equity REITs. We also provide management services to three real estate operating companies: AlerisLife Inc. (formerly known as Five Star Senior Living Inc.), a Maryland corporation, or ALR; Sonesta International Hotels Corporation, a Maryland corporation, or Sonesta; and TravelCenters of America Inc., a Maryland corporation, or TA. ALR, Sonesta and TA are collectively referred to as the Managed Operating Companies.
As manager of the Managed Equity REITs, we are responsible for implementing investment strategies and managing day to day operations, subject to supervision and oversight by each Managed Equity REIT’s board of trustees. The Managed Equity REITs have no employees, and we provide the personnel and services necessary for each Managed Equity REIT to conduct its business. The Managed Equity REITs invest in diverse income producing properties across multiple real estate asset classes as follows:
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DHC (Nasdaq: DHC) owns medical office and life science properties, senior living communities and wellness centers.

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ILPT (Nasdaq: ILPT) owns and leases industrial and logistics properties.

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OPI (Nasdaq: OPI) owns office properties primarily leased to single tenants and those with high quality credit characteristics, including the government.

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SVC (Nasdaq: SVC) owns a diverse portfolio of hotels and net lease service and necessity-based retail properties.

We also provide management services to the Managed Operating Companies that have diverse businesses as follows:
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ALR (Nasdaq: ALR) operates senior living communities, many of which are owned by DHC.

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Sonesta is a privately owned franchisor and operator of hotels, resorts and cruise ships in the United States, Latin America, the Caribbean and the Middle East, and many of the U.S. hotels that Sonesta operates are owned by SVC.

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TA (Nasdaq: TA) operates and franchises travel centers primarily along the U.S. interstate highway system, many of which are owned by SVC, and standalone truck service facilities.

RMR LLC’s wholly owned subsidiary, Tremont Realty Capital LLC, or Tremont Realty Capital, an investment adviser registered with the SEC, provides advisory services for Seven Hills Realty Trust, or SEVN. SEVN is a publicly traded mortgage REIT that focuses on originating and investing in first mortgage whole loans secured by middle market and transitional commercial real estate. Until September 30, 2021, Tremont Realty Capital also provided advisory services to Tremont Mortgage Trust, or TRMT, a publicly traded mortgage REIT. On September 30, 2021, TRMT merged with and into SEVN, with SEVN continuing as the surviving company.
In addition, RMR LLC provides management services to private capital vehicles, including ABP Trust and its subsidiaries, or collectively ABP Trust, and other private entities that own commercial real estate, of which certain of our Managed Equity REITs own minority equity interests.
Corporate Information
We are a corporation incorporated under Maryland law. Our principal executive offices are located at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts, 02458-1634 and our telephone number is (617) 796-8230. Our website address is www.rmrgroup.com. The content of our website and any information that is linked to or accessible from our website (other than our filings with the SEC that are expressly incorporated by reference, as set forth under “Incorporation of Certain Information By Reference”) is not incorporated by reference into this prospectus, and you should not consider it a part of this prospectus.

RISK FACTORS
Investing in our securities involves a high degree of risk that may result in a loss of all or part of your investment. Before making an investment decision, you should carefully review the risk factors contained under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended September 30, 2021, and any risk factors that we may describe in our other filings with the SEC, including our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement. If any such risks occur, our business, financial condition or results of operations could be materially harmed, the market price of our securities could decline and you could lose all or part of your investment.
USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the net proceeds from the sale of the securities that we may offer under this prospectus and any accompanying prospectus supplement will be used for general corporate purposes. We will set forth in a prospectus supplement relating to a specific offering any intended use for the net proceeds received from the sale of securities in that offering. We will have significant discretion in the use of any net proceeds. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of securities. We may invest the net proceeds temporarily until we use them for their stated purpose.

DESCRIPTION OF CAPITAL STOCK
We have summarized below general terms and conditions of the capital stock that we may offer and sell pursuant to this prospectus. The following summary description of our capital stock is based on the provisions of the Maryland General Corporation Law, or MGCL, our charter, as amended, and our bylaws, as amended. This description does not purport to be complete and is qualified in its entirety by reference to the full text of the MGCL, as it may be amended from time to time, and to the terms of our charter and bylaws, as each may be amended from time to time, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.
General
Our charter authorizes us to issue 31,600,000 shares of Class A common stock, par value $0.001 per share, 1,000,000 shares of Class B-1 common stock, par value $0.001 per share, and 15,000,000 shares of Class B-2 common stock, par value $0.001 per share. As permitted by the MGCL and our bylaws, our board has authorized the issuance of shares of capital stock in uncertificated form. Unless our board determines otherwise, all shares of our capital stock will be issued in uncertificated form.
The number of authorized shares of stock or the number of shares of stock of any class or series may be increased or decreased by an amendment to our charter approved by a majority of our entire board and without any action by the stockholders. Our board may authorize the issuance from time to time of shares of stock of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, for such consideration as our board may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the charter or the bylaws. Our board may, by articles supplementary, classify any unissued shares of stock of the company or reclassify any previously classified but unissued shares of stock of the company from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of stock. Prior to issuance of classified or reclassified shares of any class or series, our board by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of stock of the company; (b) specify the number of shares to be included in the class or series of stock; (c) set or change, subject to the express terms of any class or series of stock of the company outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the company to file articles supplementary with the State Department of Assessments and Taxation of Maryland. The rights, preferences and privileges of our common stock and common stockholders are subject to, and may be adversely affected by, the rights of the holders of shares of any new class or series, whether common or preferred, that our board may create, designate or issue in the future.
As of January 11, 2022, we had 15,485,011 shares of Class A common stock, 1,000,000 shares of Class B-1 common stock, and 15,000,000 shares of Class B-2 common stock issued and outstanding. No other class or series of shares of stock has been established.
Our charter expressly authorizes our board to provide, out of the authorized and unissued shares of stock of any class, for the issuance of shares of preferred stock in one or more classes or series, and to fix for each such class or series such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of such preferred stock, as shall be stated and expressed in the resolution or resolutions adopted by our board and set forth in articles supplementary filed with the State Department of Assessments and Taxation of Maryland. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report we file with the SEC, the form of any articles supplementary that describe the terms of the class or series of preferred stock we may offer before the issuance of the related class or series of preferred stock.
Under Maryland law, our stockholders generally are not liable for our debts or obligations.
Additional classes or series of shares may be issued without action by our stockholders, unless such action is required by applicable law or the rules of the principal stock exchange on which our securities may be listed. We believe that the ability of our board to issue one or more classes or series of shares with specified preferences will provide us with flexibility in structuring possible future financings and acquisitions, and in meeting other business needs that may arise. Nonetheless, the unrestricted ability of our board to issue additional shares of a class or series of stock may have adverse consequences to existing stockholders. Please also see “Description of Certain Provisions of The Maryland General Corporation Law and of Our Charter and Bylaws — Anti-takeover provisions.”
Class A common stock
Our Class A common stockholders are entitled to one vote for each share held of record on our books for all matters submitted to a vote of Class A common stockholders. Holders of Class A common stock are not entitled to cumulate their votes in the election of directors.
The holders of our Class A common stock and Class B-1 common stock are entitled to share ratably as a single class, in proportion to the number of shares held by them, the dividends and other distributions, if any, when, as and if authorized by our board and declared by us out of assets legally available therefor, subject to any preferential distribution rights of any newly created class or series of shares. Upon our dissolution, liquidation or winding up, the holders of Class A common stock and Class B-1 common stock are entitled to receive our net assets available after the satisfaction (whether by payment or reasonable provision for payment) of all debts and other liabilities, ratably subject to the preferential rights of any newly created class or series of shares. Holders of Class A common stock have no preemptive, preferential or other similar rights.
Holders of Class A units of RMR LLC other than us or our subsidiaries, may cause RMR LLC to redeem their Class A Units for Class A common stock on a one for one basis or for cash, with the election between Class A common stock and cash determined by the managing member of RMR LLC. The amount of the alternative cash payment will be based on the market price of our Class A common stock as determined pursuant to the RMR LLC operating agreement. As of December 31, 2021, we owned 15,485,011 Class A Units and a wholly owned subsidiary of ABP Trust owned the remaining 15,000,000 redeemable Class A Units. For each Class A Unit redeemed, we will automatically redeem the corresponding share of Class B-2 common stock, comprising the “paired interest” described herein for no additional consideration.
Additionally, holders of Class B-1 common stock may convert their Class B-1 shares for Class A common stock on a one for one basis. As of December 31, 2021, all 1,000,000 shares of Class B-1 common stock were owned by ABP Trust. Upon conversion, the converted shares of Class B-1 common stock will constitute authorized but unissued shares of Class B-1 common stock.
Under the terms of the RMR LLC operating agreement, we have agreed to contribute to RMR LLC the net proceeds, if any, received by us in connection with the issuance of any Class A common stock, less amounts for which we are permitted to be reimbursed under the RMR LLC operating agreement. In exchange for the contribution, RMR LLC has agreed to issue to us an equivalent number of its Class A Units.
Our Class A common stock is listed on the Nasdaq under the symbol “RMR.” On February 4, 2022, the last reported sale price for our Class A common stock on the Nasdaq was $30.61.
The transfer agent and registrar for our Class A common stock is EQ Shareowner Services.
We will describe in the applicable prospectus supplement relating to any offering of Class A common stock the specific terms of the offering, including the number of shares offered, the initial offering price, market price and distribution information.
For additional information about our Class A common stock, including the potential effects that provisions in our charter and bylaws may have in delaying or preventing a change in control of us, see “Description of Certain Provisions of The Maryland General Corporation Law and of Our Charter and Bylaws” below.
Class B-1 common stock
Our Class B-1 common stockholders are entitled to ten votes for each share held of record on our books for all matters submitted to a vote of stockholders. Holders of Class B-1 common stock are not entitled to cumulate their votes in the election of directors.

Our Class B-1 common stock entitles holders to share ratably with holders of our Class A common stock, as a single class, in proportion to the number of shares held by them, in dividends and other distributions when and if authorized by our board and declared by us on our common stock out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any preferences on the payment of dividends imposed by the terms of outstanding shares of our preferred stock, if any.
Shares of Class B-1 common stock are subject to certain restrictions on transfer in accordance with the terms of our charter. Under our charter, Class B-1 common stock may be transferred to a permitted transferee, including RMR LLC or any of its subsidiaries, our founders, qualified employees, the immediate family members of our founders or qualified employees, any of their respective lineal descendants or any entity controlled by ABP Trust, a Maryland statutory trust, or an individual named above. In addition, Class B-1 common stock may be transferred by the creation of certain security interests, by will or pursuant to the laws of descent and distribution or in any transfer approved in advance by our board; provided however that realizations on a security interest in Class B-1 common stock will result in (i) those shares, if authorized by the terms of the pledge, being converted into Class A common stock unless the realization is by a permitted transferee or (ii) such transfer being void under the charter.
Each share of Class B-1 common stock may, at the option of the holder, be converted into a share of Class A common stock. Under the terms of the RMR LLC operating agreement, we have agreed to contribute to RMR LLC the net proceeds, if any, received by us in connection with the issuance of any Class B-1 common stock, less amounts for which we are permitted to be reimbursed under the RMR LLC operating agreement. In exchange for the contribution, RMR LLC has agreed to issue to us an equivalent number of its Class B Units.
Our Class B-1 common stock does not entitle holders to preemptive, subscription or redemption rights.
Class B-2 common stock
Our Class B-2 common stockholders are entitled to ten votes for each share held of record on our books for all matters submitted to a vote of stockholders. Holders of Class B-2 common stock are not entitled to cumulate their votes in the election of directors. Shares of Class B-2 common stock are subject to similar restrictions on transfer as shares of Class B-1 common stock.
Class B-2 common stock constitutes “paired interests” with Class A Units of RMR LLC. Under our charter, we are not permitted to issue to any person Class B-2 common stock unless RMR LLC issues at the same time, or agrees to issue at the same time, an equal number of its Class A Units to that person. Under the terms of the RMR LLC operating agreement, if RMR LLC issues Class A Units to a non-managing member, we have agreed to issue an equal number of shares of our Class B-2 common stock to such person. In addition, if a non-managing member exercises its right to cause RMR LLC to redeem a Class A Unit of RMR LLC that it holds, the Class B-2 common stock that comprises a paired interest with the Class A Unit being redeemed will also automatically be redeemed by us for no additional consideration.
Holders of Class B-2 common stock are not entitled to receive any dividends or other distributions. Upon our dissolution, liquidation or winding up, the holders of Class B-2 common stock will not be entitled to receive any of our remaining assets.
Our Class B-2 common stock does not entitle holders to preemptive, subscription or conversion rights.
Voting rights
Except as otherwise required in the charter or by applicable law, all holders of Class A common stock, Class B-1 common stock, and Class B-2 common stock shall vote together as a single class on all matters on which stockholders are generally entitled to vote. To the fullest extent permitted by law, the holders of common stock shall have no voting power with respect to, and shall not be entitled to vote on, any amendment to the charter (including any articles supplementary relating to any series of preferred stock) that relates solely to the terms of one or more outstanding classes or series of preferred stock if the holders of such affected class or series of preferred stock are entitled, either separately or together with the holders of one or more other such classes or series, to vote thereon as a separate class pursuant to the charter (including any articles supplementary relating to any series of preferred stock). The holders of a class of common stock shall each be entitled to vote separately as a single class with respect to (and only with respect to) amendments to the charter that alter or change the powers or rights of the shares of such class of common stock so as to affect them materially and adversely; provided, however, if such amendments affect all holders of common stock materially and adversely in the same manner, the separate voting requirement shall not be applicable and all holders of common stock shall vote together as a single class.
Voting requirements
Generally, our bylaws provide that all matters to be voted on by our stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes cast at a meeting at which a quorum is present unless more than a majority of the votes cast is required by statute or our charter or bylaws.
Our charter also provides that notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of our shares entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by our board and taken or approved by the affirmative vote of a majority of all the votes entitled to be cast on the matter.
Our charter also provides that any person to whom a transfer is made or attempted in violation of our charter is not entitled to vote on any matters coming before our stockholders.
Authorized but unissued capital stock
The MGCL generally does not require stockholder approval for any issuance of shares of our capital stock. However, the listing requirements of Nasdaq, which apply to our Class A common stock, require stockholder approval of certain issuances of capital stock equal to or exceeding 20.0% of the then outstanding number of shares of common stock or voting power.
Appraisal rights
Our charter provides that holders of shares of our capital stock are not entitled to exercise any rights of an objecting stockholder under the MGCL unless our board determines that such rights will apply.
Preferred stock
Our charter authorizes our board, without the approval of our stockholders, to establish and issue one or more class or series of shares of preferred stock and to fix for each such class or series the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of such preferred stock.
We may issue a class or series of preferred stock that could, depending on the terms of the class or series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of you might believe to be in your best interests or in which you might receive a premium for your Class A common stock over the then market price of the Class A common stock.
Whenever preferred stock is to be sold pursuant to this prospectus, we will file a prospectus supplement relating to that sale that will specify:
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the number of shares in the class or series of preferred stock;

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the designation for the class or series of preferred stock by number, letter or title that shall distinguish the class or series from any other class or series of preferred stock;

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the initial offering price of such preferred stock;

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the dividend rate, if any, and whether dividends on that class or series of preferred stock will be cumulative, noncumulative or partially cumulative;

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the voting rights of that class or series of preferred stock, if any;

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any conversion provisions applicable to that class or series of preferred stock;

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any redemption or sinking fund provisions applicable to that class or series of preferred stock and any restrictions thereon;

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the liquidation preference per share of that class or series of preferred stock, if any; and

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the terms of any other preferences or rights, if any, applicable to that class or series of preferred stock.

DEPOSITARY SHARES
We may offer depositary receipts representing fractional shares of our preferred stock, rather than full shares of preferred stock. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us. Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share.
The description in an accompanying prospectus supplement of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares. For more information on how you can obtain copies of any depositary agreement if we offer depositary shares, see “Where You Can Find More Information.” We urge you to read the applicable depositary agreement and any accompanying prospectus supplement in their entirety.
Dividends and other distributions
If we pay a cash distribution or dividend on a class or series of preferred stock represented by depositary shares, the depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the depositary will distribute the property to the record holders of the depositary shares. However, if the depositary determines that it is not feasible to make the distribution of property, the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.
Redemption of depositary shares
If we redeem a class or series of preferred stock represented by depositary shares, the depositary will redeem the depositary shares from the proceeds received by the depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the depositary may determine.
Voting the preferred stock
Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.
Amendment and termination of the depositary agreement
The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the depositary or us only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.
Withdrawal of preferred stock
Except as may be provided otherwise in an accompanying prospectus supplement, upon surrender of depositary receipts at the principal office of the depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of withdrawn preferred stock may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

DESCRIPTION OF DEBT SECURITIES
We have summarized below general terms and conditions of the debt securities that we may offer and sell pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to the series of debt securities. The terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement.
We will issue the debt securities in one or more series under an indenture to be entered into between us and the trustee named in the prospectus supplement, a form of which has been filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part. The following description of provisions of the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, the indenture. A form of each debt security, any future supplemental indenture or officer’s certificate establishing the terms of the debt securities or similar document also will be so filed. You should read the indenture and any supplemental indenture or officer’s certificate or similar document because they, and not this description, define your rights as a holder of our debt securities. All capitalized terms have the meanings specified in the indenture.
For purposes of this section of this prospectus, references to “we,” “us” and “our” are to The RMR Group Inc. and not to any of its subsidiaries.
General
We may issue, from time to time, debt securities, in one or more series, that will consist of senior debt, or senior debt securities, senior subordinated debt, or senior subordinated debt securities, subordinated debt, or subordinated debt securities or junior subordinated debt, or junior subordinated debt securities and, together with the senior subordinated debt securities and the subordinated debt securities, the subordinated securities. Debt securities, whether senior, senior subordinated, subordinated or junior subordinated, may be issued as convertible debt securities or exchangeable debt securities.
The indenture does not limit the amount of debt securities that we may issue. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for any differences in the issue price and, if applicable, the initial interest accrual date and interest payment date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold; provided that if the additional debt securities are not fungible with the debt securities of the series previously offered or sold for U.S. federal income tax purposes, the additional debt securities will have a separate CUSIP or other identifying number.
The indenture provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit designated by us. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to afford holders of any debt securities protection with respect to our operations, financial condition or transactions involving us.
We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for U.S. federal income tax purposes, be treated as if they were issued with “original issue discount,” because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.
Provisions of the indenture
The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:

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the title;

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any limit on the aggregate principal amount of debt securities of such series;

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whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

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the price or prices at which the debt securities will be issued;

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the date or dates on which principal is payable;

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the place or places where and the manner in which principal, premium or interest will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;

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interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable;

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the right, if any, to extend the interest payment periods and the duration of the extensions;

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our rights or obligations to redeem or purchase the debt securities, including sinking fund or partial redemption payments;

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conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

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the currency or currencies of payment of principal or interest;

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the terms applicable to any debt securities issued at a discount from their stated principal amount;

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the terms, if any, pursuant to which any debt securities will be subordinate to any of our other debt;

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if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

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if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of an event of default;

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any provisions for the remarketing of the debt securities;

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if applicable, covenants affording holders of debt protection with respect to our operations, financial condition or transactions involving us; and

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any other specific terms of any debt securities.

The applicable prospectus supplement will set forth certain U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are listed or quoted, if any.
Debt securities issued by us will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, except to the extent any such subsidiary guarantees or is otherwise obligated to make payment on such debt securities.
Senior debt securities
Payment of the principal of, and premium, if any, and interest on, senior debt securities will rank on a parity with all of our other unsecured and unsubordinated debt.
Senior subordinated debt securities
Payment of the principal of, and premium, if any, and interest on, senior subordinated debt securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt. We will set forth in the applicable prospectus supplement relating to any senior subordinated debt securities the subordination terms of such securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the senior subordinated debt securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional debt ranking senior to the senior subordinated debt securities.
Subordinated debt securities
Payment of the principal of, and premium, if any, and interest on, subordinated debt securities will be subordinated and junior in right of payment to the prior payment in full of all of our unsubordinated and senior subordinated debt. We will set forth in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of such securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional debt ranking senior to the subordinated debt securities.
Junior subordinated debt securities
Payment of the principal of, and premium, if any, and interest on, junior subordinated debt securities will be subordinated and junior in right of payment to the prior payment in full of all of our unsubordinated, senior subordinated and subordinated debt. We will set forth in the applicable prospectus supplement relating to any junior subordinated debt securities the subordination terms of such securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the junior subordinated debt securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional debt ranking senior to the junior subordinated debt securities.
Conversion or exchange rights
Debt securities may be convertible into or exchangeable for other securities or property of us. The terms and conditions of conversion or exchange will be set forth in the applicable prospectus supplement. The terms will include, among others, the following:
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the conversion or exchange price;

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the conversion or exchange period;

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provisions regarding the ability of us or the holder to convert or exchange the debt securities;

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events requiring adjustment to the conversion or exchange price; and

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provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, merger or sale
We cannot consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any person, and we will not permit any other person to consolidate with or merge into us, unless:
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(a) we will be the continuing corporation or (b) the successor person formed by such consolidation or into which we are merged or to which all or substantially all of our assets are transferred or leased is a person organized or formed under the laws of the United States, any state of the United States or the District of Columbia; and

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immediately after giving effect to such transaction, no event of default or event, which after notice or lapse of time or both would become an event of default, shall have occurred and be continuing.

Subject to certain exceptions, when the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we shall be discharged from all our obligations under the debt securities and the indenture.
This covenant would not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of default
Unless otherwise indicated, the term “event of default,” when used in the indenture with respect to the debt securities of any series, means any of the following:
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failure to pay interest for 30 days after the date payment on any debt security of such series is due and payable; provided that an extension of an interest payment period by us in accordance with the terms of the debt securities shall not constitute a failure to pay interest;

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failure to pay principal or premium, if any, on any debt security of such series when due, either at maturity, upon any redemption, by declaration or otherwise;

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failure to perform any other covenant in the indenture or the debt securities of such series for 90 days after written notice that performance was required, which notice must be sent by either the trustee or holders of not less than 25% of the principal amount of the outstanding debt securities of such series;

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certain events of bankruptcy, insolvency or reorganization of us; or

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any other event of default provided in the applicable resolution of our board or the officers’ certificate or supplemental indenture under which we issue such series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.
If an event of default (other than an event of default relating to events of bankruptcy, insolvency or reorganization of us) involving any series of debt securities has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of each affected series may declare the entire principal amount of all the debt securities of such affected series, and the interest accrued thereon, if any, to be due and payable immediately. The holders of not less than a majority in aggregate principal amount of the debt securities of an affected series may, after satisfying conditions, rescind and annul any of the above-described declarations and consequences involving such series.
If an event of default relating to events of bankruptcy, insolvency or reorganization of us occurs and is continuing, then the entire principal amount of all of the debt securities outstanding, and the interest accrued thereon, if any, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.
The indenture imposes limitations on suits brought by holders of debt securities against us with respect to an event of default. Except as provided below, no holder of debt securities of any series may institute any action against us under the indenture unless:
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an event of default has occurred and is continuing and such holder has previously given to the trustee written notice of such continuing event of default;

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the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action in respect of such event of default;

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the requesting holders have offered the trustee security or indemnity reasonably satisfactory to it for expenses and liabilities that may be incurred by bringing the action;

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the trustee has not instituted the action within 60 days of the request; and

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the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series.

Notwithstanding the foregoing, each holder of debt securities of any series has the right, which is absolute and unconditional, to receive payment of the principal of, and premium and interest, if any, on, such debt securities when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of that holder of debt securities.
We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Registered global securities
We may issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.
Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:
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by the depositary for such registered global security to its nominee,

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by a nominee of the depositary to the depositary or another nominee of the depositary, or

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by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:
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ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as “participants,” or persons that may hold interests through participants;

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upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

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any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

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ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:
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will not be entitled to have the debt securities represented by a registered global security registered in their names;

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will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

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will not be considered the owners or holders of the debt securities under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.
We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.
We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of us, the trustee or any other agent of us or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.
If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In such event, we will issue debt securities of that series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.
Discharge, defeasance and covenant defeasance
We can discharge or defease our obligations under the indenture as set forth below. Unless otherwise set forth in the applicable prospectus supplement, the subordination provisions applicable to any subordinated securities will be expressly made subject to the discharge and defeasance provisions of the indenture.
We may discharge our obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable within one year (or to be called for redemption within one year). We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and premium, if any, and interest on, the debt securities and any mandatory sinking fund payments.
Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time (“legal defeasance”). We also may be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default (“covenant defeasance”). We may effect legal defeasance and covenant defeasance only if, among other things:
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we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay when due (whether at maturity, upon redemption, or otherwise) the principal of, and premium, if any, and interest on all outstanding debt securities of the series; and

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we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the beneficial owners of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance or covenant defeasance, as applicable, and that legal defeasance or covenant defeasance, as applicable, will not otherwise alter the beneficial owners’ U.S. federal income tax treatment of principal, premium, if any, and interest payments on the series of debt securities, which opinion, in the case of legal defeasance, must be based on a ruling of the Internal Revenue Service, or a change in U.S. federal income tax law.

Although we may discharge or defease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.
We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.
Modifications of the indenture
The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:
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secure any debt securities;

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evidence the assumption by another person of our obligations, as permitted by the indenture;

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add covenants for the protection of the holders of debt securities of all or any series or to surrender any right or power conferred upon us;

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add any additional events of default for the benefit of holders of the debt securities of all or any series;

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add one or more guarantees for the benefit of holders of the debt securities;

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provide for the issuance of additional debt securities of any series;

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comply with the rules of any applicable securities depository;

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provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (a) shall neither (1) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such debt security with respect to such provision or (b) shall become effective only when there is no debt security described in clause (a)(1) outstanding;

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supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities pursuant to the indenture; provided that any such action shall not adversely affect the interests of the holders of debt securities of such series or any other series of debt securities in any material respect;

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comply with the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded;

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add to, change or eliminate any of the provisions of the indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act of 1939, as amended, provided that such action does not adversely affect the rights or interests of any holder of debt securities in any material respect;

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cure or correct any ambiguity, defect, omission or inconsistency in the indenture; provided that such action does not adversely affect the interests of the holders of debt securities of any series in any material respect;

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establish the forms or terms of debt securities of any series;

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evidence and provide for the acceptance of appointment by a successor trustee; and

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add to, change or eliminate any other provision of the indenture; provided that such addition, change or elimination does not adversely affect the interests of the holders of debt securities of any series in any material respect.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series of senior debt securities or subordinated securities, as the case may be, then outstanding and affected thereby (voting as one class), add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:
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extend the final maturity of any debt security;

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reduce the principal amount of, or premium, if any, on any debt security;

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reduce the rate or extend the time of payment of interest on any debt security;

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reduce any amount payable on redemption of any debt security;

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change the currency in which the principal (other than as may be provided otherwise with respect to a series), premium, if any, or interest is payable on any debt security;

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reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

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modify any of the subordination provisions or the definition of senior indebtedness applicable to any subordinated securities in a manner adverse to the holders of those securities;

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alter provisions of the indenture relating to the debt securities not denominated in U.S. dollars;

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impair the right to institute suit for the enforcement of any payment on any debt security when due; or

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reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture.

Concerning the trustee
The indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any accompanying prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, and premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to such series at an office designated by the trustee.
The indenture contains limitations on the right of the trustee, should it become a creditor of us, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties with respect to the debt securities, however, it must eliminate the conflict or resign as trustee.
The holders of a majority in aggregate principal amount of any series of debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee with respect to such series of debt securities, provided that the direction would not conflict with any rule of law or with the indenture, would not be unduly prejudicial to the rights of another holder of the debt securities, and would not involve any trustee in personal liability. The indenture provides that in case an event of default shall occur and be known to any trustee and not be cured, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.
No individual liability of incorporators, stockholders, officers or directors
The indenture provides that no incorporator and no past, present or future stockholder, officer or director of us or any successor corporation in their capacity as such shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.
Governing law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of our Class A common stock, shares of our preferred stock or our debt securities. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in an accompanying prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, of which this prospectus forms a part, or to an exhibit to a Current Report on Form 8-K or other document to be filed under the Exchange Act.
If we decide to issue warrants pursuant to this prospectus, we will specify in a prospectus supplement the terms of the series of warrants, including, if applicable, the following:
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the title of the warrants;

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the aggregate number of warrants offered;

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the price or prices at which the warrants will be issued;

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the currencies in which the price or prices of the warrants may be payable;

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the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

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the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of the warrants issued with each security;

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if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

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the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

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the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

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the minimum or maximum amount of the warrants which may be exercised at any one time;

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information with respect to book-entry procedures, if any;

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a discussion of any material or special U.S. federal income tax considerations; and

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any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Before exercising their warrants, holders of warrants will not have voting rights or other rights as a stockholder of RMR.
Exercise of warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants up to the close of business on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as described in the applicable prospectus supplement. We will describe in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent upon exercise. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

DESCRIPTION OF CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW AND OF OUR CHARTER AND BYLAWS
In this “Description of Certain Provisions of the Maryland General Corporation Law and of Our Charter and Bylaws” section, the words “we,” “us,” and “our” refer solely to RMR Inc. and not to its subsidiaries. The following description summarizes certain terms of our charter and our bylaws and certain provisions of the MGCL. Because it is a summary, it does not contain all the information that may be important to you. Please refer to our charter and bylaws, each of which is incorporated by reference into the registration statement of which this prospectus is a part, and refer to the provisions of the MGCL.
Board of directors
As of the date of this prospectus, our board consists of six directors. Our charter provides that the total number of directors may be increased or decreased only by our board pursuant to our bylaws, but may not be less than the minimum number required under the MGCL (which currently is one). In establishing the number of directors, our board may not alter the term of office of any director in office at that time.
Pursuant to our charter, each of our directors is elected to serve until the next annual meeting of our stockholders and until his or her successor is duly elected and qualifies. A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. There is no cumulative voting in the election of our board, which means that the holders of a majority of the voting power of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares of common stock will not be able to elect any directors. Each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. Subject to the rights of holders of one or more classes or series of our preferred stock, any vacancy in the number of directors other than as a result of an increase in the number of directors may be filled by an affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum. Any vacancy in the number of directors created by an increase in the number of directors may be filled only by a majority of our entire board. A director may be removed pursuant to the provisions of the MGCL.
Under our bylaws, so long as the number of directors is less than five at least one director must meet the qualifications of a Managing Director (as defined below) and so long as the number of directors is five or greater, at least two directors must meet the qualifications of a Managing Director. A “Managing Director” is a director who is not an Independent Director and who has been an employee of the Company or any of its subsidiaries or involved in the day to day activities of the Company, any of its subsidiaries or any of their predecessors for at least one year prior to his or her election. An “Independent Director” is a director who is not an employee of the Company or its subsidiaries, who is not involved in the day to day activities of the Company or any of its subsidiaries and who meets the qualifications of an independent director (not including the specific independence requirements applicable only to members of the audit committee of our board) under the applicable rules of each stock exchange upon which shares of stock of the Company are listed for trading and the SEC, as those requirements may be amended from time to time.
Forum for certain disputes
Our bylaws provide that the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a duty owed by any of our directors, officers, managers, agents or employees to us or our stockholders, (iii) any action asserting a claim against us or any of our directors, officers, managers, agents or employees arising pursuant to Maryland law or our charter or bylaws, including any disputes, claims or controversies brought by or on behalf of any of our stockholders or (iv) any action asserting a claim against us or any of our directors, officers, managers, agents or employees governed by the internal affairs doctrine of the State of Maryland. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have notice of and consented to this provision. This choice of forum provision will limit a stockholder’s ability to bring a claim in another judicial forum, including in a judicial forum that it believes is favorable for disputes with us or our directors, officers, managers, agents or employees, which may discourage lawsuits against us and our directors, officers, managers, agents or employees.

Disputes by stockholders
Our bylaws provide that actions brought against us or any director, officer, agent or employee of ours or any of our subsidiaries, by a stockholder, including derivative and class actions, shall, on the demand of any party to such dispute, be resolved through binding arbitration in accordance with the procedures set forth in our bylaws.
Authority, business opportunities, limited liability and indemnification of our directors and officers
Our charter and bylaws provide that our business shall be managed under the direction of our board, which shall have the power to appoint our officers.
In recognition that officers, employees or agents of ABP Trust, or affiliates of ABP Trust, collectively referred to as the ABP Trust Persons, may serve as our directors or officers, and that the ABP Trust Persons may engage in other activities or lines of business similar to those in which we engage, under our charter, if a ABP Trust Person acquires knowledge of a potential business opportunity, we renounce, on behalf of ourselves and our subsidiaries, any potential interest or expectation in, or right to be offered or to participate in, such business opportunity to the maximum extent permitted by Maryland law. Accordingly, to the extent permitted by Maryland law (i) no ABP Trust Person is required to present, communicate or offer any business opportunity to us or any of our subsidiaries and (ii) ABP Trust Persons, on their own behalf and on behalf of ABP Trust or any affiliate of ABP Trust, will have the right to hold and exploit any business opportunity, or to direct, recommend, offer, sell, assign or otherwise transfer such business opportunity to any person other than us and our subsidiaries.
The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) the actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.
The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those capacities. However, a Maryland corporation is not permitted to provide indemnification if any of the following is established:
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the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

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the director or officer actually received an improper personal benefit in money, property or services; or

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in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Further, under the MGCL, a Maryland corporation may not indemnify a director for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of the following:
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a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

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a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that this standard of conduct was not met.

Our charter authorizes the corporation to indemnify to the maximum extent permitted under Maryland law, its present or former directors, officers, employees or agents or any individual who, while a director, officer, employee or agent of RMR Inc. serves or served at our request as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise. RMR Inc.’s bylaws require RMR Inc. to indemnify, to the maximum extent permitted under Maryland law, its present or former directors and executive officers or its present or former directors or executive officers serving at RMR Inc.’s request as an executive officer or director (or equivalent) of another corporation, partnership, joint venture, limited liability company, trust or other entity.
We have also entered into indemnification agreements with our directors and our executive officers providing for contractual indemnification and procedures for indemnification by us to the fullest extent permitted by law and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us.
In addition, our bylaws provide that our board may ratify and make binding on us any past action or inaction by us or our officers to the extent that our board could have originally authorized the matter. Moreover, under our bylaws, to the fullest extent permitted by law, any past action or inaction questioned in any stockholder’s derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interests of a director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting, or otherwise, may be ratified, before or after judgment, by our board and, if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon us and our stockholders and shall bar any claim or execution of any judgment in respect of such questioned action or inaction.
Stockholder voting rights
Generally, our board has broad powers to oversee our business and manage our affairs without stockholder approval or voting. Our bylaws provide the general rule that all matters to be voted on by our stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes cast at a meeting at which a quorum is present. Our charter provides that notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of our shares entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by our board and taken or approved by the affirmative vote of a majority of all the votes entitled to be cast on the matter. Except as otherwise required in the charter or by applicable law, all holders of Class A common stock, Class B-1 common stock, and Class B-2 common stock shall vote together as a single class on all matters on which stockholders are generally entitled to vote. To the fullest extent permitted by law, the holders of common stock shall have no voting power with respect to, and shall not be entitled to vote on, any amendment to the charter (including any articles supplementary relating to any series of preferred stock) that relates solely to the terms of one or more outstanding classes or series of preferred stock if the holders of such affected class or series of preferred stock are entitled, either separately or together with the holders of one or more other such classes or series, to vote thereon as a separate class pursuant to the charter (including any articles supplementary relating to any series of preferred stock). The holders of a class of common stock shall each be entitled to vote separately as a single class with respect to (and only with respect to) amendments to the charter that alter or change the powers or rights of the shares of such class of common stock so as to affect them materially and adversely; provided, however, if such amendments affect all holders of common stock materially and adversely in the same manner, the separate voting requirement shall not be applicable and all holders of common stock shall vote together as a single class.
Each holder of Class A common stock is entitled to one vote for each share of Class A common stock held by such holder. Each holder of Class B-1 common stock is entitled to ten votes for each share of Class B-1 common stock held by such holder. Each holder of Class B-2 common stock is entitled to ten votes for each share of Class B-2 common stock held by such holder.
Amendment of our charter
We reserve the right to make any amendment to our charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in our charter, of any outstanding shares. All rights and powers conferred by our charter on stockholders, directors and officers are granted subject to this reservation. All references to our charter will include all amendments and supplements thereto.
Our charter provides that our board may amend the charter from time to time, without any action by our stockholders, in the manner provided by the MGCL and the charter. Our charter also provides that stockholders may amend the charter from time to time, provided that any amendment to the charter must first be approved by a majority of our board and then shall be valid only if approved by the affirmative vote of holders of our outstanding shares entitled to cast a majority of all the votes entitled to be cast on the matter.
Amendment of our bylaws
Our board has the exclusive power to adopt, alter, repeal or amend our bylaws.
Business combinations
Through a provision in our charter, we have elected not to be subject to the provision of the MGCL which regulates business combinations with interested stockholders. This provision may be amended or eliminated at any time in the future by an amendment to our charter.
Under the MGCL, business combinations such as mergers, consolidations, share exchanges, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Under the statute the following persons are deemed to be interested stockholders:
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any person who beneficially owns, directly or indirectly, 10% or more of the voting power of our outstanding voting shares; or

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any of our affiliates or associates who, at any time within the two year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of our then outstanding voting shares.

After the five year prohibition period has ended, a business combination between a Maryland corporation and an interested stockholder must be generally recommended by the board of directors and must receive the following stockholder approvals:
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the affirmative vote of at least 80% of the votes entitled to be cast; and

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the affirmative vote of at least two thirds of the votes entitled to be cast by holders of voting shares other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

The supermajority vote requirements do not apply if stockholders receive a minimum price, as described under the MGCL, for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.
The foregoing provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the interested stockholder otherwise would have become an interested stockholder.
Should we elect to become subject to the business combination act, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Control share acquisitions
The MGCL provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” has no voting rights with respect to those shares except to the extent that the acquisition is approved by a vote of disinterested holders of two thirds of the votes entitled to be cast on the matter. Shares owned by: (i) the person who has made or proposes to make the “control share acquisition,” (ii) any officer of the corporation or (iii) any employee of the corporation who is also a director of the corporation are considered “interested shares” under the MGCL and are not entitled to vote whether to accord voting rights to “control shares.” “Control shares” are voting shares of stock which, if aggregated with all other shares controlled by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:
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one-tenth or more but less than one-third;

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one-third or more but less than a majority; or

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a majority or more of all voting power.

An acquirer must obtain the necessary stockholder approval each time it acquires control shares in an amount sufficient to cross one of the thresholds noted above.
Control shares do not include shares which the acquiring person is entitled to vote as a result of having previously obtained stockholder approval, shares acquired directly from the corporation or shares in respect of which a person is entitled to direct the exercise of voting power solely by virtue of a revocable proxy. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition, upon satisfaction of the conditions set forth in the statute, including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL, may compel the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a meeting is made, we may present the matter ourselves at any meeting of stockholders.
If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem any or all of the control shares for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of those shares are considered and not approved or, if no such meeting is held, as of the date of the last control share acquisition. Our right to redeem any or all of the control shares is subject to conditions and limitations listed in the statute.
The corporation may not redeem shares for which voting rights have previously been approved. Fair value is determined without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of such shares are considered and not approved or, if no such meeting is held, as of the date of the last control share acquisition by the acquirer. If voting rights for control shares are approved at a meeting of stockholders and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights.
The control share acquisition statute does not apply to: (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by the charter or bylaws of the corporation.
Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. We cannot provide you any assurance, however, that our board will not amend or eliminate this provision at any time in the future.
Stockholder meetings, proxies and quorums
Our charter provides that any action required or permitted to be taken at any meeting of our stockholders may be taken without a meeting by the written consent of the holders of the number of votes that would be necessary to take such action at a meeting of stockholders.
Our charter and bylaws require that a meeting of stockholders, called by our board, be held annually. The president of the Company or a majority of our entire board may call a special meeting of our stockholders. Additionally, pursuant to the MGCL, special meetings of our stockholders must be called by our secretary upon the written request of stockholders entitled to cast at least a majority of the votes entitled to be cast at a meeting. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting.
Stockholders may vote either in person or by proxy at meetings. Only stockholders of record as of the applicable record date may vote. The stockholders entitled to cast a majority of the votes entitled to be cast at the meeting represented in person or by proxy shall constitute a quorum. If a quorum is not present at any meeting of the stockholders, the chairperson of the meeting or the stockholders entitled to vote at the meeting, present in person or by proxy, shall have power to adjourn the meeting from time to time to a date not more than the maximum number of days after the original record date allowed by the MGCL without notice other than announcement at the meeting until a quorum is present.
Anti-takeover provisions
Holders of our Class B-1 and Class B-2 common stock each have ten votes per share, while holders of our Class A common stock have one vote per share. As of December 31, 2021, 100.0% of our Class B-1 and Class B-2 common stock are controlled by ABP Trust which, together with the Class A common stock held by ABP Trust and Mr. Portnoy, represents 91.3% of the voting power of our outstanding shares of capital stock. Accordingly, for so long as ABP Trust continues to hold substantial voting power in us, ABP Trust will effectively be able to determine the outcome of all matters requiring stockholder approval, including, but not limited to, election of our directors. ABP Trust is also able to cause or prevent a change of control of us and could preclude any unsolicited acquisition of us.
Maryland Unsolicited Takeovers Act
The Maryland Unsolicited Takeover Act permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject to, by resolution of the board of directors or by provision in their charter or bylaws, any of the following five provisions, notwithstanding any contrary provision in the corporation’s charter and bylaws:
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a classified board;

•
a requirement that a special meeting of the stockholders be called at the request of stockholders only if requested by stockholders entitled to cast at least a majority of the votes entitled to be cast at the meeting;

•
a requirement that the number of directors be fixed only by a vote of the board of directors;

•
a requirement that a director may be removed only by the vote of the holders of two-thirds of all votes entitled to be cast generally in the election of directors; and

•
a requirement that a vacancy on the board of directors be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualified.

Our board may implement all or any of these provisions without stockholder approval. Through provisions in our charter and bylaws unrelated to the Maryland Unsolicited Takeover Act, we already (i) vest in our board the exclusive power to fix the number of directorships, subject to limitations set forth in our charter and bylaws, and (ii) require, unless called by our president or our board and if at the time stockholders are entitled by law to cause a special meeting of stockholders to be called, the request of stockholders entitled to cast not less than a majority of all votes entitled to be cast on a matter at a special meeting to call a special meeting of stockholders.

PLAN OF DISTRIBUTION
We may offer and sell the securities covered by this prospectus from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods, including the following:
•
through agents;

•
to or through underwriters;

•
in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•
through brokers or dealers;

•
directly by us to purchasers, including through a specific bidding, auction or other process; or

•
through a combination of any of these methods of sale.

Registration of the securities covered by this prospectus does not mean that those securities necessarily will be offered or sold.
In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:
•
purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;

•
ordinary brokerage transactions; or

•
transactions in which the broker-dealer solicits purchasers.

In addition, we may sell any securities covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus.
We may sell offered securities through agents designated by us from time to time. Any agent in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the applicable prospectus supplement. Unless indicated in such prospectus supplement, the agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.
In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers agents or other persons acting on our behalf that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.
In connection with the distribution of the securities covered by this prospectus or otherwise, we may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us. We may also sell securities short and deliver the securities offered by this prospectus to close out our short positions. We may also enter into option or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. We may also from time to time pledge our securities pursuant to the margin provisions of our customer agreements with our brokers. Upon our default, the broker may offer and sell such pledged securities from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.
At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus forms a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is satisfied.
In connection with an underwritten offering, we would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities, if any such securities are purchased. We may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, less any underwriting discount, as may be set forth in the revised prospectus or applicable prospectus supplement. If we grant any such option, the terms of that option will be set forth in the revised prospectus or applicable prospectus supplement.
To the extent that we make sales through one or more underwriters or agents in at the market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at the market offering arrangement between us and the underwriters or agents. If we engage in at the market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined as of the date of this prospectus. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such agreement will be set forth in more detail in a prospectus supplement.
Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.

LEGAL MATTERS
Unless otherwise specified in connection with the particular offering of any securities, Skadden, Arps, Slate, Meagher & Flom LLP, as to certain matters of New York law, and Venable LLP, as to certain matters of Maryland law, will pass upon the validity of the offered securities for us.
EXPERTS
The financial statements of The RMR Group Inc. as of September 30, 2021 and 2020, and for each of the two years in the period ended September 30, 2021, incorporated by reference in this prospectus by reference to The RMR Group Inc.’s Annual Report on Form 10-K for the year ended September 30, 2021, and the effectiveness of The RMR Group Inc.’s internal control over financial reporting as of September 30, 2021 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
The consolidated financial statements of The RMR Group Inc. for the year ended September 30, 2019 appearing in The RMR Group Inc.’s Annual Report (Form 10-K) for the year ended September 30, 2021, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following table sets forth the costs and expenses payable by the registrant in connection with the offerings described in this registration statement. In addition to the costs and expenses set forth below, we will pay any selling commissions and brokerage fees and any applicable taxes and fees and disbursements with respect to securities registered by this prospectus which we may sell, but these fees cannot be predicted with any certainty at this time due to the uncertainty as to the number of such securities.
SEC registration fee		$46,350(1)
Trustee and transfer agent fees	$	*
Printing and engraving expenses	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Stock exchange fees	$	*
Miscellaneous expenses	$	*
Total	$	*

*
These fees cannot be estimated at this time as they are calculated based on the type and amount of securities offered and the number of issuances. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

(1)
The registrant previously paid the registration fee.

Item 15.   Indemnification of Directors and Officers.
The Maryland General Corporation Law, or MGCL, permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) the actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The charter of The RMR Group Inc., or RMR Inc., contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.
The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those capacities. However, a Maryland corporation is not permitted to provide indemnification if any of the following is established:
•
the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•
the director or officer actually received an improper personal benefit in money, property or services; or

•
in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Further, under the MGCL, a Maryland corporation may not indemnify a director for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of the following:

•
a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•
a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that this standard of conduct was not met.

The charter of RMR Inc. authorizes the corporation to indemnify to the maximum extent permitted under Maryland law, its present or former directors, officers, employees or agents or any individual who, while a director, officer, employee or agent of RMR Inc. serves or served at our request as a director, officers, partner, member, manager or trustee or another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise. RMR Inc.’s bylaws require RMR Inc. to indemnify, to the maximum extent permitted under Maryland law, its present or former directors and executive officers or its present or former directors or executive officers serving at RMR Inc.’s request as an executive officer or director (or equivalent) of another corporation, partnership, joint venture, limited liability company, trust or other entity.
We have also entered into indemnification agreements with our directors and our executive officers providing for contractual indemnification and procedures for indemnification by us to the fullest extent permitted by law and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling RMR Inc. pursuant to the foregoing provisions, RMR Inc. has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.
Item 16.   Exhibits.
Exhibit Number	Description of Exhibit
1.1*	Form of Underwriting Agreement
3.1	Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 filed on October 14, 2015)
3.2	Articles of Amendment, filed July 30, 2015 (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 filed on October 14, 2015)
3.3	Articles of Amendment, filed September 11, 2015 (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-1 filed on October 14, 2015)
3.4	Articles of Amendment, filed March 9, 2016 (incorporated by reference to Exhibit 3.1 to the Form 8-K filed on March 11, 2016)
3.5	Fourth Amended and Restated Bylaws, adopted on September 13, 2017 (incorporated by reference to Exhibit 3.1 to the Form 8-K filed on September 15, 2017)
4.1	Form of The RMR Group Inc. Share Certificate for Class A Common Stock (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1/A filed on November 2, 2015)
4.2	Form of Debt Securities Indenture (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-3/A filed on January 23, 2019)
4.3*	Form of Debt Security
4.4*	Form of Articles Supplementary for Preferred Stock
4.5*	Form of Preferred Share Certificate
4.6*	Form of Deposit Agreement (together with form of Depositary Receipt for Depositary Shares)
4.7*	Form of Warrant Agreement
5.1**	Opinion of Venable LLP
5.2**	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
23.1	Consent of Deloitte & Touche LLP

Exhibit Number	Description of Exhibit
23.2	Consent of Ernst & Young LLP
23.3**	Consent of Venable LLP (included in Exhibit 5.1)
23.4**	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2)
24.1**	Power of Attorney
25.1*	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended
107	Filing Fee Disclosure and Payments Method

*
To be filed by amendment or incorporated herein by reference to an exhibit to a Current Report on Form 8-K or other document to be filed under the Securities Exchange Act of 1934, as amended, or, where applicable, incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

**
Previously filed.

Item 17.   Undertakings
The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) of this section (1) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, as amended, or the Trust Indenture Act, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on February 7, 2022.
THE RMR GROUP INC.
By:
/s/ Adam D. Portnoy

Adam D. Portnoy
Managing Director, President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
* Adam D. Portnoy	Managing Director, President and Chief Executive Officer (principal executive officer)	February 7, 2022
* Matthew P. Jordan	Executive Vice President, Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)	February 7, 2022
* Jennifer B. Clark	Managing Director, Executive Vice President, General Counsel and Secretary	February 7, 2022
* Ann Logan	Independent Director	February 7, 2022
* Rosen Plevneliev	Independent Director	February 7, 2022
* Jonathan Veitch	Independent Director	February 7, 2022
* Walter C. Watkins, Jr.	Independent Director	February 7, 2022

*By:
 /s/ Adam D. Portnoy

Attorney-in-Fact